Exhibit 99.1

FOR IMMEDIATE RELEASE

Nu Skin Enterprises Reports Second Quarter Results

PROVO, Utah — Aug. 10, 2026 — Nu Skin Enterprises Inc. (NYSE: NUS) today announced second quarter results.

Executive Summary
Q2 2026 vs. Prior-year Quarter

Revenue	$320.1 million; (17.1)% • (1.0)% FX impact or $(4.0) million
Earnings Per Share (EPS)	$(5.14) or $0.20 excluding non-cash impairment and non-cash tax charges compared to $0.43
Customers	660,037; (14)%
Paid Affiliates	120,291; (8)%
Sales Leaders	26,998; (9)%

“We continue to make progress toward our long-term strategy with the continued rollout of Prysm iO and preparations for the formal launch of India,” said Ryan Napierski, Nu Skin president and CEO. “As these initiatives are taking hold, we are incorporating valuable learnings to strengthen our plans moving forward. At the same time, we are re-aligning our organizational resources to better position the business to drive sustainable, long-term value for our shareholders.”

Nu Skin Enterprises Reports Second Quarter 2026 Financial Results	page 2
Q2 2026 Year-over-year Operating Results

Revenue	$320.1 million compared to $386.1 million • (1.0)% FX impact or $(4.0) million
Gross Margin	68.2% compared to 68.8% • Nu Skin business was 77.7% compared to 77.5%
Selling Expenses	33.7% compared to 33.2% • Nu Skin business was 39.8% compared to 40.0%
G&A Expenses	28.4% compared to 27.6%
Operating Margin	(18.5)% or 6.1% excluding non-cash impairment charge compared to 8.0%
Interest Expense	$3.3 million compared to $2.5 million
Other Income (Expense)	$(0.5) million compared to $(0.8) million
Income Tax Rate	(295.4)% or 36.6% excluding non-cash tax charge compared to 23.0%
EPS	$(5.14) or $0.20 excluding non-cash impairment and non-cash tax charges compared to $0.43

Stockholder Value

Dividend Payments	$2.9 million
Stock Repurchases	$0.0 million • $137.3 million remaining in authorization

Q3 and Full-year 2026 Outlook

Q3 2026 Revenue	$310 to $340 million; (15)% to (7)% • Approximately (3) to (2)% FX impact
Q3 2026 EPS	$0.00 to $0.09 or $0.10 to $0.20 on an adjusted basis
2026 Revenue	$1.28 to $1.35 billion; (14)% to (9)% • Approximately (1)% FX impact
2026 EPS	($4.90) to ($4.73) or $0.70 to $0.90 on an adjusted basis

“We delivered adjusted earnings per share near the midpoint of our guidance, reflecting our ongoing focus on profitability and disciplined execution,” said Chelsea Lantz, interim chief financial officer. “Based on our first-half performance and outlook for the rest of the year, we are updating our annual guidance to revenue of $1.28 billion to $1.35 billion and adjusted earnings per share of $0.70 to $0.90. For the third quarter, we expect revenue between $310 million and $340 million, with adjusted earnings per share in the range of $0.10 to $0.20.”

Nu Skin Enterprises Reports Second Quarter 2026 Financial Results	page 3
Conference Call

The Nu Skin Enterprises management team will host a conference call with the investment community today at 5 p.m. (ET). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company's website at ir.nuskin.com. A replay of the webcast will be available on the same page through Aug. 24, 2026.

About Nu Skin Enterprises Inc.

Nu Skin Enterprises Inc. (NYSE: NUS) is an intelligent beauty and wellness company, powered by a dynamic affiliate opportunity platform, which operates in nearly 50 markets worldwide. Backed by more than 40 years of scientific research, the company’s products help people look, feel and live their best with our newly introduced Prysm iO intelligent wellness platform, an award-winning line of beauty device systems and trusted brands in personal care and wellness products. Rhyz is the strategic investment arm of Nu Skin Enterprises, formed in 2018 consisting of synergistic consumer, technology and manufacturing companies focused on innovation within the beauty, wellness and lifestyle categories.

Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the company’s performance, growth, initiatives, shareholder value, Prysm launch and its timing, and India expansion; projections regarding revenue, expenses, margins, tax rates, earnings per share, foreign currency fluctuations, uses of cash, financial position and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “become,” “drive,” “project,” “outlook,” “guidance,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.

The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:
•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•
risk that direct selling laws and regulations in any of the company’s markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company’s business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, increased scrutiny of sales force actions, imposition of fines, or any other adverse actions or events;

•	economic conditions and events globally;

Nu Skin Enterprises Reports Second Quarter 2026 Financial Results	page 4
•
the company’s future tax-planning initiatives, any prospective or retrospective increases in duties or tariffs on the company’s products imported into the company’s markets, and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets;

•	competitive pressures in the company’s markets;
•	risk that epidemics or other crises, as well as any related disruptions, could negatively impact our business;
•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;
•	political, legal, tax and regulatory uncertainties, including trade policies, associated with operating in Mainland China and other international markets;
•	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;
•	risk of foreign-currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the businesses the company has acquired;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies; and

•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements.

The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Non-GAAP Financial Measures: Constant-currency revenue change is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing that amount to the prior-year period’s revenue. The company believes that constant-currency revenue change is useful to investors, lenders and analysts because such information enables them to gauge the impact of foreign-currency fluctuations on the company’s revenue from period to period.

Earnings per share, operating margin, and income tax rate, each excluding impairment charges, tax charges, and/or other charges, also are non-GAAP financial measures.
•	Impairment charges and the tax charge incurred in the second quarter of 2026 are not part of the ongoing operations of our underlying business; and
•	The other charges incurred in connection with certain corporate actions, as described in the footnotes to the non-GAAP reconciliation tables below, are not part of our ongoing operations.

The company believes that these non-GAAP financial measures are useful to investors, lenders and analysts because removing the impact of these items facilitates period-to-period comparisons of the company’s performance. Please see the reconciliations of these items to our earnings per share, gross margin, operating margin, income tax rate and revenue growth rate calculated under GAAP, below.

Nu Skin Enterprises Reports Second Quarter 2026 Financial Results	page 5
The following table sets forth revenue for the three-month periods ended June 30, 2026, and 2025 for each of our reportable segments (U.S. dollars in thousands):

	Three Months Ended June 30,			Constant- Currency Change

	2026	2025	Change
Nu Skin
Americas	$59,763	$72,946	(18.1)%	(15.8)%
Mainland China	45,956	53,224	(13.7)%	(18.7)%
Southeast Asia/Pacific	43,257	50,834	(14.9)%	(16.3)%
Japan	38,143	44,550	(14.4)%	(5.5)%
Europe & Africa	32,317	37,328	(13.4)%	(15.2)%
Hong Kong/Taiwan	26,074	27,527	(5.3)%	(3.6)%
South Korea	25,620	34,068	(24.8)%	(19.0)%
Nu Skin Other	79	427	(81.5)%	(81.5)%
Total Nu Skin	271,209	320,904	(15.5)%	(14.2)%
Rhyz
Manufacturing	46,369	60,400	(23.2)%	(23.2)%
Rhyz Other	2,534	4,834	(47.6)%	(47.6)%
Total Rhyz	48,903	65,234	(25.0)%	(25.0)%
Total	$320,112	$386,138	(17.1)%	(16.1)%

The following table sets forth revenue for the six-month periods ended June 30, 2026, and 2025 for each of our reportable segments (U.S. dollars in thousands):

	Six Months Ended June 30,			Constant- Currency Change

	2026	2025	Change
Nu Skin
Americas	$117,581	$142,004	(17.2)%	(14.2)%
Mainland China	91,104	100,999	(9.8)%	(14.6)%
Southeast Asia/Pacific	88,731	103,006	(13.9)%	(16.5)%
Japan	77,882	87,315	(10.8)%	(4.9)%
Europe & Africa	63,535	70,349	(9.7)%	(15.0)%
Hong Kong/Taiwan	53,531	55,974	(4.4)%	(4.8)%
South Korea	50,949	66,583	(23.5)%	(20.2)%
Nu Skin Other	(155)	956	(116.2)%	(116.2)%
Total Nu Skin	543,158	627,186	(13.4)%	(13.4)%
Rhyz
Manufacturing	91,294	115,690	(21.1)%	(21.1)%
Rhyz Other	6,268	7,752	(19.1)%	(19.1)%
Total Rhyz	97,562	123,442	(21.0)%	(21.0)%
Total	$640,720	$750,628	(14.6)%	(14.6)%

Nu Skin Enterprises Reports Second Quarter 2026 Financial Results	page 6
The following tables provide information concerning the number of Customers, Paid Affiliates and Sales Leaders in our core Nu Skin business for the three-month periods ended June 30, 2026 and 2025.

	Three Months Ended June 30,		Change

	2026	2025
Customers
Americas	183,757	240,477	(24)%
Mainland China	103,891	117,325	(11)%
Southeast Asia/Pacific	69,354	72,814	(5)%
Japan	100,849	105,961	(5)%
Europe & Africa	111,332	126,146	(12)%
Hong Kong/Taiwan	36,549	41,371	(12)%
South Korea	54,305	67,313	(19)%
Total Customers	660,037	771,407	(14)%
Paid Affiliates
Americas	27,337	28,827	(5)%
Mainland China	18,736	19,399	(3)%
Southeast Asia/Pacific	17,677	21,092	(16)%
Japan	19,018	19,605	(3)%
Europe & Africa	13,307	15,320	(13)%
Hong Kong/Taiwan	9,390	9,570	(2)%
South Korea	14,826	16,986	(13)%
Total Paid Affiliates	120,291	130,799	(8)%
Sales Leaders
Americas	5,041	5,971	(16)%
Mainland China	5,899	5,790	2%
Southeast Asia/Pacific	3,631	4,126	(12)%
Japan	5,782	5,882	(2)%
Europe & Africa	2,216	2,695	(18)%
Hong Kong/Taiwan	1,858	2,063	(10)%
South Korea	2,571	3,066	(16)%
Total Sales Leaders	26,998	29,593	(9)%

•
“Customers” are persons who have purchased directly from the Company during the three months ended as of the date indicated. Our Customer numbers include members of our salesforce who made such a purchase, including Paid Affiliates and those who qualify as Sales Leaders, but they do not include consumers who purchase directly from members of our sales force.

•
“Paid Affiliates” are any Brand Affiliates, as well as members of our sales force in Mainland China, who earned sales compensation during the three-month period. In all of our markets besides Mainland China, we refer to members of our independent sales force as “Brand Affiliates” because their primary role is to promote our brand and products through their personal social networks.

•
“Sales Leaders” are the three-month average of our monthly Brand Affiliates, as well as sales employees and independent marketers in Mainland China, who achieved certain qualification requirements as of the end of each month of the quarter.

Nu Skin Enterprises Reports Second Quarter 2026 Financial Results	page 7
NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,

	2026	2025	2026	2025
Revenue	$320,112	$386,138	$640,720	$750,628
Cost of sales	101,787	120,405	207,932	237,934
Gross profit	218,325	265,733	432,788	512,694

Operating expenses:
Selling expenses	107,922	128,228	217,976	246,774
General and administrative expenses	90,847	106,725	189,391	219,929
Impairment expenses	78,875	-	80,714	25,114
Total operating expenses	277,644	234,953	488,081	491,817

Operating income (loss)	(59,319)	30,780	(55,293)	20,877
Interest expense	3,322	2,526	7,572	5,809
Gain on sale of business	-	-	-	176,162
Other income (expense), net	(534)	(843)	2,289	(29,218)

Income (loss) before provision for income taxes	(63,175)	27,411	(60,576)	162,012
Provision for income taxes	186,623	6,292	187,386	33,378

Net income (loss)	$(249,798)	$21,119	$(247,962)	$128,634

Net income (loss) per share (Note 7):
Basic	$(5.14)	$0.43	$(5.12)	$2.59
Diluted	$(5.14)	$0.43	$(5.12)	$2.59

Weighted-average common shares outstanding (000s):
Basic	48,596	49,441	48,400	49,601
Diluted	48,596	49,499	48,400	49,748

Nu Skin Enterprises Reports Second Quarter 2026 Financial Results	page 8
NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)

	June 30, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$189,643	$238,630
Current investments	1,743	1,211
Accounts receivable, net	48,902	39,544
Inventories, net	191,497	178,643
Prepaid expenses and other	76,364	89,670
Total current assets	508,149	547,698

Property and equipment, net	379,550	377,168
Operating lease right-of-use assets	65,442	74,021
Goodwill	4,750	83,625
Other intangible assets, net	37,884	42,614
Other assets	125,755	280,187
Total assets	1,121,530	1,405,313

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,711	$26,183
Accrued expenses	198,636	217,551
Current portion of long-term debt	20,000	20,000
Total current liabilities	256,347	263,734

Operating lease liabilities	50,075	57,640
Long-term debt	193,664	204,187
Other liabilities	78,705	74,512
Total liabilities	578,791	600,073

Commitments and contingencies (Notes 6 and 12)

Stockholders’ equity:
Class A common stock – 500 million shares authorized, $0.001 par value, 90.6 million shares issued	91	91
Additional paid-in capital	612,412	635,994
Treasury stock, at cost – 41.9 million and 42.4 million shares	(1,558,183)	(1,575,059)
Accumulated other comprehensive loss	(118,152)	(116,105)
Retained earnings	1,606,571	1,860,319
Total stockholders' equity	542,739	805,240
Total liabilities and stockholders’ equity	$1,121,530	$1,405,313

Nu Skin Enterprises Reports Second Quarter 2026 Financial Results	page 9
NU SKIN ENTERPRISES, INC.
Reconciliation of Operating Margin Excluding Certain Charges to GAAP Operating Margin
(in thousands, except for per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Operating Income	$(59,319)	$30,780	$(55,293)	$20,877
Impact of inventory write-off	-	-	3,116	-
Impact of other charges(1)	-	-	2,643	7,966
Impact of impairment	78,875	-	80,714	25,114
Adjusted operating income	$19,556	$30,780	$31,180	$53,957

Operating margin	(18.5)%	8.0%	(8.6)%	2.8%
Operating margin, excluding certain charges	6.1%	8.0%	4.9%	7.2%

Revenue	$320,112	$386,138	$640,720	$750,628

(1) Other charges for the first quarter of 2026 consist of $1.0 million related to the wind down of the separate BeautyBio business and $1.6 million of other employee severance charges. Other charges for the first quarter of 2025 consist of expenses incurred in connection with the Mavely sale, including $2.7 million of transaction bonuses for certain employees and $5.2 million of equity compensation as a result of the vesting of the Mavely profits interest units.

Nu Skin Enterprises Reports Second Quarter 2026 Financial Results	page 10
NU SKIN ENTERPRISES, INC.
Reconciliation of Effective Tax Rate Excluding Impact of Certain Charges to GAAP Effective Tax Rate
(in thousands, except for per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Provision (benefit) for income taxes	$186,623	$6,292	$187,386	$33,378
Impact of inventory write-off on provision for income taxes	-	-	1,065	-
Impact of other charges(1) on provision for income taxes	-	-	903	725
Impact of impairment on provision for income taxes	(13,370)	-	(12,741)	5,433
Impact of gain on Mavely sale on provision for income taxes	-	-	-	(31,104)
Impact of gain on unrealized investment loss on provision for income taxes	-	-	-	6,074
Impact of valuation allowance on deferred tax assets	(167,505)	-	(167,505)	-
Provision for income taxes, excluding impact of certain charges	$5,748	$6,292	$9,108	$14,506

Income before provision for income taxes	(63,175)	27,411	(60,576)	162,012
Impact of inventory write-off	-	-	3,116	-
Impact of other charges(1)	-	-	2,643	7,966
Impact of impairment expense:	78,875	-	80,714	25,114
Impact of gain on Mavely sale	-	-	-	(176,162)
Impact of unrealized investment loss	-	-	-	28,077
Income before provision for income taxes, excluding impact certain charges	$15,700	$27,411	$25,897	$47,007

Effective tax rate	(295.4)%	23.0%	(309.3)%	20.6%
Effective tax rate, excluding impact of certain charges	36.6%	23.0%	35.2%	30.9%

Nu Skin Enterprises Reports Second Quarter 2026 Financial Results	page 11
NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Certain Charges to GAAP Earnings Per Share
(in thousands, except for per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net income	$(249,798)	$21,119	$(247,962)	$128,634
Impact of Inventory write-off
Inventory write-off	-	-	3,116	-
Tax impact	-	-	(1,065)	-
Impact of other charges
Other charges	-	-	2,643	7,966
Tax impact	-	-	(903)	(725)
Impact of impairment
Impairment charges	78,875	-	80,714	25,114
Tax impact	13,370	-	12,741	(5,433)
Impact of Mavely sale
Mavely sale	-	-	-	(176,162)
Tax impact	-	-	-	31,104
Impact of unrealized investment loss
Unrealized investment loss	-	-	-	28,077
Tax impact	-	-	-	(6,074)
Impact of valuation allowance on deferred tax assets	167,505	-	167,505	-
Adjusted net income	$9,952	$21,119	$16,789	$32,501

Diluted earnings per share	$(5.14)	$0.43	$(5.12)	$2.59
Diluted earnings per share, excluding impact of certain charges	$0.20	$0.43	$0.35	$0.65

Weighted-average common shares outstanding (000)	48,596	49,499	48,400	49,748

Nu Skin Enterprises Reports Second Quarter 2026 Financial Results	page 12
NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Certain Charges to GAAP Earnings Per Share

	Three months ended September 30, 2026		Year ended December 31, 2026
	Low end	High end	Low end	High end
Earnings Per Share	$0.00	$0.09	$(4.90)	$(4.73)
Impact of inventory write-off
Inventory write-off	-	-	0.06	0.06
Tax impact	-	-	(0.02)	(0.02)
Impact of other charges
Other charges(2)	0.10	0.10	0.15	0.15
Tax impact	(0.02)	(0.02)	(0.04)	(0.04)
Impact of impairment:
Impairment charges	-	-	1.67	1.67
Tax impact	-	-	0.26	0.26
Impact of valuation allowance on deferred tax assets	0.02	0.03	3.52	3.55
Adjusted EPS	$0.10	$0.20	$0.70	$0.90

(2) We are currently anticipating other charges for the third quarter of 2026 of approximately $5 million in cash-based transition cost. Other charges for the first quarter of 2026 consist of $1.0 million related to the wind down of the separate BeautyBio business and $1.6 million of other employee severance charges.

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CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com, (801) 345-3577